Exhibit (a)(1)(I)
FORM OF COMMUNICATION TO ELIGIBLE OPTIONHOLDERS REJECTING THE
NOTICE OF WITHDRAWAL UNDER THE EXCHANGE OFFER
Date:
To:
From: Aspect Medical Systems, Inc.
Re: Rejected Notice of Withdrawal Under the Exchange Offer
Unfortunately, your Notice of Withdrawal regarding our exchange offer was either inaccurate, incomplete or improperly signed and was not accepted for the following reason(s):

☐	improper signature

☐	incomplete information

☐	other:

If you wish to withdraw your previously delivered Election Form, please complete and sign the attached Notice of Withdrawal and deliver it to Aspect so that it is received before 5:00 p.m., Eastern Time, on July 7, 2009 (or such later date as may apply if this exchange offer is extended), by one of the following means:
By Mail or Courier
Aspect Medical Systems, Inc.
One Upland Road
Norwood, Massachusetts 02062
Attention: Kelley Forrest, Sr. Director, Human Resources
Phone: (617) 559-7110
By Facsimile
Aspect Medical Systems, Inc.
Attention: Kelley Forrest, Sr. Director, Human Resources
Facsimile: (617) 344-6126
By Hand or Interoffice Mail
Attention: Kelley Forrest, Sr. Director, Human Resources
By Email (By PDF or similar imaged document file)
kforrest@aspectms.com
If we do not receive a properly completed and signed Notice of Withdrawal from you before the expiration of the exchange offer at 5:00 p.m., Eastern Time, on July 7, 2009 (or such later expiration date as may apply if this exchange offer is extended), all eligible options currently tendered by you will be cancelled for exchange. You should direct questions about the exchange offer or requests for assistance (including requests for additional or paper copies of the exchange offer, the Election Form, the Notice of Withdrawal or other documents relating to this exchange offer) to Kelley Forrest, Sr. Director, Human Resources, at Aspect Medical Systems, Inc., One Upland Road, Norwood, Massachusetts 02062 or by calling (617) 559-7110 or sending an email to kforrest@aspectms.com.

Note: Concepts and terms used herein are further described and defined in the Offer to Exchange Certain Outstanding Stock Options for New Stock Options dated June 8, 2009, referred to herein as the Offer to Exchange. Please read the Offer to Exchange in its entirety.